Exhibit 99
This news release contains forward-looking statements, including those regarding the anticipated unaudited financial results for our fiscal quarter ended May 31, 2006, our outlook for our business and our long-term outlook for our company, our industry and our business sectors. These statements are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, but are not limited to: the finalization of our results for our fiscal quarter ended May 31, 2006 resulting in variances from our announced anticipated financial results; fluctuations in operating results; the results of the review of our past stock option grants being conducted by a Special Committee of our Board and Governmental Authorities; the accuracy of the stated dates of our historical option grants and whether all proper corporate and other procedures were followed; the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such reviews; risks and costs inherent in litigation, including that related to the Company’s stock option grants or any restatement of the financial statements of the Company; changes in technology; competition; anticipated growth for us and our industry that may not occur; managing rapid growth; managing any rapid declines in customer demand that may occur; our ability to successfully consummate acquisitions; managing the integration of businesses we acquire; risks associated with international sales and operations; retaining key personnel; our dependence on a limited number of customers; business and competitive factors generally affecting the electronic manufacturing services industry, our customers and our business; other factors that we may not have currently identified or quantified; and other risks, relevant factors and uncertainties identified in our Annual Report on Form 10-K for the fiscal year ended August 31, 2005, subsequent Reports on Form 10-Q and Form 8-K and our other securities filings. Jabil disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Jabil Updates Quarterly Guidance
St. Petersburg, FL — June 12, 2006... Jabil Circuit Inc, said today it expects its fiscal 2006 third quarter revenue to be consistent with the range previously provided of $2.5 billion to $2.6 billion and said it expects to achieve under accounting principles generally accepted in the United States of America (“GAAP”), earnings per share of approximately $0.26 to $0.30 cents per diluted share. Core earnings per share are expected to be $0.33 to $0.37 per diluted share versus its original guidance of $0.43. (Jabil defines core earnings as GAAP net income before amortization of intangibles, stock-based compensation expense, acquisition-related charges, restructuring and impairment charges and other income/loss, net of tax. Jabil defines core earnings per share as core earnings divided by the weighted average number of outstanding shares determined under GAAP. Jabil reports core earnings and core earnings per share to provide its investors with an alternative method for assessing earnings and earnings per share from what it believes to be its core manufacturing operations. See the supplemental information below.)
The shortfall in earnings versus previous guidance was driven primarily by operational issues within the company’s electromechanical operations and with certain production and repair facilities in the America’s region.
“We are disappointed with our financial performance in the third fiscal quarter of 2006 and are committed to improving our operational and financial performance,” said President and Chief Executive Officer, Timothy L. Main. “Despite these short-term challenges, we are optimistic about the future. Revenues continue to show strong growth and we continue to expect core earnings for the quarter and for the year to exceed prior year levels.”
Jabil will hold an update conference call tomorrow morning at 8:30 am EST live on the Internet at http://jabil.com to further discuss the contents of this press release. The company will announce full financial results for fiscal 2006 third quarter on Wednesday, June 21, 2006 at 4:30 EST. Replays of each call will be available for replay on the web at http://jabil.com located in the investor relations’ section.

Supplemental Information
The financial results disclosed in this release include certain measures calculated and presented in accordance with GAAP. In addition to the GAAP financial measures, Jabil provides supplemental, non-GAAP financial measures to facilitate evaluation of Jabil’s core operating performance. The non-GAAP financial measures disclosed in this release exclude certain amounts that are included in the most directly comparable GAAP measures. The non-GAAP or core financial measures disclosed in this release do not have standard meanings and may vary from the non-GAAP financial measures used by other companies.
Management believes core financial measures (which exclude the effects of the amortization of intangibles, stock-based compensation expense, acquisition-related charges, restructuring and impairment charges and other income) are a useful measure that facilitates evaluating the past and future performance of Jabil’s ongoing operations on a comparable basis. Jabil reports core earnings and core earnings per share to provide its investors with an alternative method for assessing operating income, earnings and earnings per share from what it believes to be its core manufacturing operations
Jabil is an electronic product solutions company providing comprehensive electronics design, manufacturing and product management services to global electronics and technology companies. Jabil helps bring electronics products to the market faster and more cost effectively by providing complete product supply chain management around the world. With more than 50,000 employees and facilities in 20 countries, Jabil provides comprehensive, individualized-focused solutions to customers in a broad range of industries. Jabil common stock is traded on the New York Stock Exchange under the symbol, “JBL”. Further information is available on the company’s website: jabil.com.
Investor & Media Contact:
Beth Walters
Jabil Circuit, Inc.
(727) 803-3349
investor_relations@jabil.com